UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2004

Heritage Commerce Corp
(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Almaden Boulevard
San Jose, California    95113
(Address of principal executive offices including zip code)

(408) 947-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former Address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(C) Exhibits.

99.1        Press Release, dated April 23, 2004, entitled "Heritage Commerce Corp Reports 1Q04 Net Income of $2.0 Million, or $0.17 EPS; Core Deposits Increase 13% to $776 Million "

ITEM 12. DISCLOSURE OF RESULTS OF OPERATION AND FINANCIAL CONDITION.

On April 23, 2004, Heritage Commerce Corp issued a press release announcing results for the quarter ended March 31, 2004. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 23, 2004	Heritage Commerce Corp
By: /s/ Lawrence D. McGovern Name: Lawrence D. McGovern Executive Vice President and Chief Financial Officer
By: /s/ Brad L. Smith Brad L. Smith Chief Executive Officer

Index to Exhibits
Exhibit No.	Description
99.1*	Press Release, dated April 23, 2004, entitled "Heritage Commerce Corp Reports 1Q04 Net Income of $2.0 Million, or $0.17 EPS; Core Deposits Increase 13% to $776 Million"

*    Also provided in PDF format as a courtesy.